UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D

                    UNDER THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ____)*

                        CHIEF CONSOLIDATED MINING COMPANY
                                (Name of Issuer)

                                  COMMON STOCK
                         (Title of Class of Securities)

                                   168628 10 5
                                 (CUSIP Number)

(303) 721-9495
     FAY M. MATSUKAGE, ESQ., 4582 S. ULSTER ST. PKWY. #201, DENVER, CO 80237 (Name, Address and Telephone Number of Person Authorized to Receive Notices
                               and Communications)

                                  September 30, 1994
             (Date of Event which Requires Filing of this Statement)

If the person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with the statement [X]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

NOTE: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                                                SEC 1746 (12-91)



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CUSIP NO. 168628 10 5                                          PAGE 2 OF 5 PAGES


                                  SCHEDULE 13D

   1      NAME OF REPORTING PERSON
          S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

            AKIKO GOLD RESOURCES LTD.

   2      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*          (a) [ ]
                                                                     (b) [ ]
   3      SEC USE ONLY

   4      SOURCE OF FUNDS*
          WC

   5      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSU-
          ANT TO ITEMS 2(d) OR 2(e)                                      [ ]

   6      CITIZENSHIP OR PLACE OF ORGANIZATION
          BRITISH COLUMBIA

      NUMBER OF         7      SOLE VOTING POWER
     SHARES BENE               285,000 WITH A RIGHT TO ACQUIRE AN ADDITIONAL
      FICIALLY                 750,000
      SHARES.
      OWNED BY          8      SHARED VOTING POWER
     EACH REPORT               -0-
     ING PERSON
        WITH            9      SOLE DISPOSITIVE POWER
                               285,000 WITH A RIGHT TO ACQUIRE AN ADDITIONAL
                               750,000 SHARES.

                        10     SHARED DISPOSITIVE POWER
                               -0-

  11      AGGREGATE  AMOUNT  BENEFICIALLY  OWNED BY EACH  REPORTING
          PERSON
          285,000  WITH A RIGHT  TO  ACQUIRE  AN  ADDITIONAL
          750,000 SHARES.

  12      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
          SHARES                                                        [ ]

  13      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
          6.3 % (19.7% IF ADDITIONAL 750,000 SHARES ARE ACQUIRED)

  14      TYPE OF REPORTING PERSON*
          CO

                      *SEE INSTRUCTIONS BEFORE FILLING OUT!
        INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7     2 OF 6
      (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

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CUSIP NO. 168628 10 5                                          PAGE 3 OF 5 PAGES

ITEM. 1  SECURITY AND ISSUER.

The class of equity securities to which this Schedule 13D relates is the Common Stock of Chief Consolidated Mining Company (the "Issuer"). Its principal executive offices are located at 866 Second Avenue, New York, New York 10017.

ITEM 2.  IDENTITY AND BACKGROUND.

The person filing this statement is Akiko Gold Resources Ltd. ("Akiko"), a British Columbia corporation, which is engaged in mining operations. Its principal office is located at Suite 709 - 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8.

(a)-(c) The following is a list of directors, executive officers, and control persons of Akiko, their business addresses (if other than the principal office of Akiko), their positions held with Akiko, and their present principal occupations:


NAME AND BUSINESS ADDRESS                POSITIONS HELD WITH AKIKO                PRINCIPAL OCCUPATION

Stephen E. Flechner                      President, Chief Executive Offi-         President of Akiko
1800 Glenarm Place, Suite 210            cer, and Director
Denver, CO  80202

Raymond E. Irwin                         Vice President, Exploration and          Vice President, Exploration of
4126 Garden Grove Lane                   Director                                 Akiko
Charlotte, NC  28269

Paul C. MacNeill                         Director                                 Partner, Campney & Murphy
2100 - 1111 West Georgia St.                                                      (law firm), Vancouver, British
Vancouver, B.C.                                                                   Columbia
Canada

Roland H. Ridler                         Director                                 President, Roland H. Ridler &
c/o 1 First Canadian Place                                                        Associates (independent
Suite 820                                                                         geological consultants), Toronto,
Toronto, Ontario                                                                  Ontario
Canada


(d) During the past five years none of Akiko, its directors, executive officers, and control persons has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

(e) During the past five years none of Akiko, its directors, executive officers, and control persons has been party to a civil proceeding of a judicial or administrative body as a result of which a judgment, decree, or final order has been issued enjoining future violations of, or prohibiting or mandating activities subject to, United States federal or state securities laws or finding any violation with respect to such laws.

(f) The citizenship of all the directors, executive officers, and control persons of Akiko is Canadian, with the exceptions of Messrs. Flechner and Irwin.



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CUSIP NO. 168628 10 5                                          PAGE 4 OF 5 PAGES

ITEM 3.  SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.

Akiko purchased a total of 285,000 shares of the Issuer's common stock for $1,140,000 in cash. The funds with which Akiko purchased these shares were obtained from subscriptions for treasury stock in the capital of Akiko, which included the exercise of stock options by Messrs. Flechner, Irwin, and Ridler and private placement subscriptions by Messrs. Michael Levinson, Yasuo Takahashi, and Flechner and EBC Zurich AG.

ITEM 4.  PURPOSE OF TRANSACTION.

Akiko acquired the shares of the Issuer's common stock for investment purposes.

(a) Pursuant to the terms of the agreement, Akiko may acquire 750,000 additional shares of common stock of the Issuer.

None of Akiko, its directors, executive officers, and control persons has any other present plans or proposals which relate to or would result in:

(b)      an   extraordinary   corporate   transaction,   such   as   a   merger,
         reorganization or liquidation, involving the Issuer or any subsidiary thereof;

(c) a sale or transfer of a material amount of assets of the Issuer or any subsidiary thereof;

(d) any change in the present board of directors or management of the Issuer, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board;

(e) any material change in the present capitalization or divided policy of the Issuer;

(f) any other material change in the Issuer's business or corporate structure;

(g) changes in the Issuer's charter or bylaws or other actions which may impede the acquisition of control of the Issuer by any person;

(h) causing a class of securities of the Issuer to be delisted from a stock exchange or to cease to be authorized to be quoted on NASDAQ;

(i) a class of equity securities of the Issuer becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act; or

(j)      any action similar to any of those enumerated above.

Notwithstanding the foregoing, Akiko will continue to review its investment in the Issuer and reserves the right to change its intention with respect to any or all of such matters.

ITEM 5.  INTEREST IN SECURITIES OF THE ISSUER.

(a) As of September 30, 1994 and as of the date of this report, Akiko owns beneficially and of record 285,000 shares of common stock, representing 6.3% of the shares issued and outstanding. Akiko has the right to purchase an additional 750,000 shares, which would increase Akiko's share ownership to 1,035,000 shares or 19.7%.

(b)      Akiko has the sole power to vote and to dispose of the shares.


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CUSIP NO. 168628 10 5                                          PAGE 5 OF 5 PAGES

(c) During the sixty days preceding the date of this report, there have been no transactions in the common stock by Akiko.

(d) No other person is known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, Akiko's shares of common stock.

(e) Akiko continues to be the beneficial owner of more than five percent of the outstanding common stock of the Issuer.

ITEM 6. CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO SECURITIES OF THE ISSUER.

On March 11, 1994, the Issuer and Akiko entered into an agreement which provided for the acquisition by Akiko of an interest in certain properties owned by the Issuer and up to 1,035,000 shares of the Issuer's common stock, and a joint venture arrangement between the Issuer and Akiko. The joint venture arrangement pertains to the operation of mining properties in the Tintic Mining District in Juab and Utah counties, Utah.

ITEM 7.  MATERIAL TO BE FILED AS EXHIBITS.

A copy of the March 11, 1994 agreement described in Item 6 above is filed as an exhibit.


                                    SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

                                        AKIKO GOLD RESOURCES LTD.



Date: February 2, 1995                  By:/s/Stephen E. Flechner
                                           Stephen E. Flechner, President and
                                           Chief Executive Officer

1:schedule.13d


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